Exhibit 99.1

StoneCastle Financial Corp. Reports Fourth

Quarter 2014 Results And Declares Distribution

NEW YORK, March 5, 2015 — StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the fourth fiscal quarter ended December 31, 2014.

Fourth Quarter 2014 Investment Highlights:

•                  Invested $67.8 million in debt, preferred stock and equity in 14 investments

•                  A total of  $22.5 million drawn and invested from revolving credit facility

•                  Received repayment of $18.0 million from 9 investments.

Highlighted investment activity in the fourth quarter 2014 included:

•                  A $13.25 million investment in Citizens Bancshares Co, 8.75% Senior Term Loan

•                  A $8.0 million  investment in  Amboy Capital Trust I, 9.00% Trust Preferred  Security

•                  A $3.5 million investment in MidWest Community Financial Corp., 8.80% Subordinated Debenture

•                  A $2.5 million investment in SB Financial Corp, 6.5% Non-Cumulative Redeemable Convertible Perpetual Preferred Share, Series B

A full listing of investments as of the end of the quarter can be found in the Company’s annual report.

At December 31, 2014, the estimated yield generated by the Invested Portfolio (excluding cash and cash equivalents), which comprised 96% of Total Assets, was approximately 8.11%

“The average time from an initial meeting with a prospective issuer to deal closing has been longer than expected…” stated Joshua Siegel, StoneCastle Financial’s Chairman & Chief Executive Officer, “…and the slower pace of deployment negatively impacted our financial results.  However, we believe that quarterly results, in this case, do not reflect the long term prospects for the business.”

Fourth Quarter 2014 Financial Results

Net investment income was $1,263,951, or $0.23 per share, comprised of $2,954,151 in gross income and $1,690,200 of expenses.  Realized losses were $237,395 and the unrealized appreciation of the portfolio investments totaled $1,118,716. This equates to a net realized and unrealized gain on investments of $0.10 per share. The Company incurred offering costs of $0.05 from the follow-on offering concluded in the fourth quarter.

The Company paid a quarterly cash distribution of $0.50 per share on January 2, 2015 to shareholders of record at the close of business on December 12, 2014.

For the quarter ended December 31, 2014, the Company’s net increase in net assets resulting from operations was $2,145,272.

At December 31, 2014, the Company had Net Assets of $142.1 million, and the Company’s Net Asset Value was $21.86 per share. The Company had drawn and invested $22.5 million on its total $70 million credit facility (which increased from $45 million to $70 million in January 2015) and represents approximately 12.0% of total assets.  According to the current regulated investment company rules, the Company may borrow up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on December 31, 2014, the Company had total assets of $183.0 million, consisting of investments with a fair value of $176.5 million (“Invested Portfolio”), cash and money market fund investments of $4.5 million, and other assets of $2.0 million.  “Total Assets” includes long term investments at market value, cash, interest and dividends receivable, other assets and any proceeds from borrowings used to make a portfolio investment.

During the quarter ended December 31, 2014, the Company invested $67.8 million in debt, preferred stock and equity.  The Company received repayment from calls on 9 investments totaling $18.0 million.

First Quarter Distribution

As of today’s date, the Company declared a cash distribution of $.50 per share payable on March 30, 2015 to stockholders of record on March 20, 2015.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call March 5, 2015 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on March 19, 2015. The replay can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13596897. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT:                               Investor Contact:

Julie Muraco

347-887-0324

Copyright 2015 StoneCastle Financial Corp.

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities

	December 31, 2014	September 30, 2014
ASSETS
Long-Term investments, at fair value	$170,247,971	$131,389,580
Cash and cash equivalents	10,714,128	9,739,710
Interest and dividends receivable	1,350,047	703,370
Prepaid Assets	714,507	686,986
Total assets	183,026,653	142,519,646

LIABILITIES

Loan Payable	22,500,000	38,000,000
Payable for securities purchased	13,923,525	—
Dividends payable	3,250,518	—
Investment advisory fee payable	589,632	538,841
Offering expenses payable	58,047	—
Loan interest payable	52,090	67,692
Accrued expenses	521,056	160,243
Total liabilities	40,894,868	38,766,776
NET ASSETS	$142,131,785	$103,752,870

NET ASSETS CONSIST OF:
Common stock, at par ($0.001 per share)	6,501	4,699
Paid-in-capital	145,565,472 *	110,562,196 *
Distributions in excess of net investment income	(3,250,518)	(5,505,639)
Net unrealized depreciation on investments	(189,670)	(1,308,386)
Total Net Assets	$142,131,785	$103,752,870

COMMON STOCK SHARES OUTSTANDING:	6,501,035	4,699,035

Net asset value per common share	$21.86	$22.08
Market price per share	$19.47	$25.15
Market price (discount)/premium to net asset value per share	-10.93%	13.91%

*Includes accumulated net realized gain on investments

STONECASTLE FINANCIAL CORP.

Statement of Operations

	For The Year Ended December 31, 2014	For the Three Months Ended December 31, 2014
INVESTMENT INCOME
Dividends	$5,604,991	$2,041,679
Interest	2,631,820	844,303
Origination fee income	300,355	355
Other income	92,637	67,814
Total Investment Income	8,629,803	2,954,151

EXPENSES
Investment advisory fees	1,883,324	589,632
Interest expense	489,173	221,358
Professional fees	296,616	150,673
ABA marketing and licensing fees	500,000	126,027
Tax expense	240,609	116,165
Due diligence expense	92,636	92,636
Transfer agent, custodian fees and administrator fees	253,049	71,297
Directors’ fees	178,300	46,876
Miscellaneous fees	577,345	275,536
Total expenses	4,511,052	1,690,200
NET INVESTMENT INCOME	4,118,751	1,263,951

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS
Net realized gain / (loss) on investments	231,818	(237,395)
Net change in unrealized appreciation /(depreciation) on investments	183,030	1,118,716
Net realized and unrealized gain on investments	414,848	881,321
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$4,533,599	$2,145,272

STONECASTLE FINANCIAL CORP.

Financial Highlights

For the Three Months Ended December 31, 2014
PER SHARE OPERATING PERFORMANCE:
Net Asset Value, beginning of period	$22.08

Income (Loss) From Operations

Net investment income *	0.23
Net realized and unrealized gain (loss) *	0.10 **
Offering costs*	(0.05)
Total Income from operations	0.28

Less Distributions

Total distributions to shareholders	(0.50) +
Net Asset Value, end of period	$21.86

Net Assets, end of period	$142,131,785

Market value, end of period	$19.47
Total investment return based on market value (1)	-20.58%

RATIOS TO AVERAGE NET ASSETS AVAILABLE TO COMMON STOCK SHAREHOLDERS: (2)
Ratio of operating expenses	5.45%
Ratio of net investment income	1.03%

SUPPLEMENTAL DATA:
Portfolio turnover rate (3)	36%

(1)        Based on share market price and reinvestment of distributions at the price obtained under the dividend investment plan. Total return does not include sales load and offering expenses.

(2)        Annualized

(3)        Not annualized

*              Based on the average shares outstanding during quarter.

**         Includes $0.08 per share differential related to actual distribution paid versus average distribution paid, in accordance with the SEC Form N-2 instructions for calculating the financial highlights.

+                Actual distribution declared per share. Based on average shares, this would have been $0.58 per share.